EXHIBIT 5.11

Eldorado Gold Corporation 1188 Bentall 5 550 Burrard Street Vancouver, British Columbia Canada V6C 2B5	TSX: ELD AMEX: EGO Tel: 604.687.4018 • Fax: 604.687.4026 Toll free: 1.888.353.8166 E-mail: info@eldoradogold.com
February 19, 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C 2B5
United States Securities and Exchange Commission
Ladies and Gentlemen,
Re:	Registration Statement on Form F-10
I hereby consent to the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the reports which were prepared under my direct supervision, the description of certain mineral resources of the Tanjianshan Mine, the Kisladag Mine, the Efemcukuru Project and of extracts from or a summary of the Reports and of certain mineral resource estimates and other information pertaining to these projects and to the use of my name as a named expert in written disclosure filed by Eldorado Gold Corporation.

Sincerely,
/s/ Stephen Juras
Stephen Juras, P. Geo.

www.eldoradogold.com